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                       [KPMG PEAT MARWICK LLP LETTERHEAD]

                                                                     EXHIBIT 15
                                                                     ----------




Arcadian Corporation
Memphis, Tennessee

Gentlemen:

With respect to the registration statement on Form S-8 to be filed on August 16, 1996, we acknowledge our awareness of the use therein of our reports dated May 14, 1996 and August 14, 1996 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                         Very truly yours,

                                         /s/ KPMG PEAT MARWICK LLP

                                         KPMG Peat Marwick LLP



Memphis, Tennessee
August 14, 1996